Exhibit 99.1

SAFETY ANNOUNCES FIRST QUARTER 2019 RESULTS AND DECLARES SECOND QUARTER 2019 DIVIDEND

Boston, Massachusetts, May 1, 2019.  Safety Insurance Group, Inc. (NASDAQ:SAFT) today reported first quarter 2019 results. Net income for the quarter ended March 31, 2019 was $29.9 million, or $1.95 per diluted share, compared to net income of $9.1 million, or $0.60 per diluted share, for the comparable 2018 period. Non-generally accepted accounting principles (“non-GAAP”) operating income, as defined below, for the quarter ended March 31,  2019 was $1.36 per diluted share, compared to $0.71 per diluted share, for the comparable 2018 period. Safety’s book value per share increased to $49.08 at March 31, 2019 from $47.01 at December 31, 2018.  Safety paid $0.80 per share in dividends to investors during each of the quarters ended March 31, 2019 and 2018, respectively. Safety paid $3.20 per share in dividends to investors during the year ended December 31, 2018.

Direct written premiums for the quarter ended March 31,  2019 decreased  by $0.3 million, or 0.2%, to $203.4 million from $203.7 million for the comparable 2018 period. Net written premiums for the quarter ended March 31, 2019 decreased by $0.1 million, to $189.9 million from $190.0 million for the comparable 2018 period. Net earned premiums for the quarter ended March 31, 2019 increased by $2.5 million, or 1.3%, to $194.5 million from $192.0 million for the comparable 2018 period.

For the quarter ended March 31,  2019, loss and loss adjustment expenses incurred decreased by $11.6 million, or  8.4%, to $126.0 million from $137.6 million for the comparable 2018 period.  Loss, expense, and combined ratios for the quarter ended March 31,  2019 were 64.8%,  31.1%, and 95.9%, respectively, compared to 71.7%,  31.7%, and 103.4%, respectively, for the comparable 2018 period. Total prior year favorable development included in the pre-tax results for the quarter ended March 31,  2019 was $12.0 million compared to $14.2 million for the comparable 2018 period.

Net investment income for the quarter ended March 31, 2019 increased by $1.3 million, or 11.6%, to $11.8 million from $10.5 million for the comparable 2018 period.  The increase is a result of  an increase in the average invested asset balance and improved investment income yields compared to the prior year.  Net effective annualized yield on the investment portfolio for the quarter ended March 31, 2019 was 3.5% compared to 3.3% for the comparable 2018 period. Our duration was 3.2 years at March 31, 2019  and 3.6 years at December 31, 2018, respectively.

Today, our Board of Directors approved and declared a quarterly cash dividend of $0.80 per share on the issued and outstanding common stock, payable on June 14, 2019 to shareholders of record at the close of business on June 3, 2019.

Non-GAAP Measures

Management has included certain non-GAAP financial measures in presenting the Company’s results. Management believes that these non-GAAP measures better explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Non-GAAP operating income and operating income per diluted share consist of our GAAP net income adjusted by the net realized (losses) gains, net impairment losses on investments, change in net unrealized gains on equity securities and taxes related thereto. For the quarter ended March 31, 2019, an increase of $11.8 million for the change in unrealized gains was recognized within income before income taxes, compared to a decrease of $3.5 million recognized in the comparable 2018 period. Net income and earnings per diluted share are the GAAP financial measures that are most directly comparable to non-GAAP operating income and non-GAAP operating income per diluted share, respectively. A reconciliation of the GAAP financial measures to these non-GAAP measures is included in the financial highlights below.

About Safety:    Safety Insurance Group, Inc., based in Boston, MA, is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, and Safety Property and Casualty Insurance Company.  Operating exclusively in Massachusetts, New Hampshire, and Maine, Safety is a leading writer of property and casualty insurance products, including private passenger automobile, commercial automobile, homeowners, dwelling fire, umbrella and business owner policies.

Additional Information:  Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com.  Safety filed its December 31,  2018 Form 10-K with the SEC on February 28,  2019 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”.  All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance.  By their nature, forward-looking statements are subject to risks and uncertainties.  There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements.  These factors include but are not limited to the competitive nature of our industry and the possible adverse effects of such competition.  Although a number of national insurers that are much larger than we are do not currently compete in a material way in the Massachusetts private passenger automobile market, if one or more of these companies decided to aggressively enter the market it could have a material adverse effect on us.  Other significant factors include conditions for business operations and restrictive regulations in Massachusetts, the possibility of losses due to claims resulting from severe weather, the possibility that the Commissioner of Insurance may approve future Rule changes that change the operation of the residual market, our possible need for and availability of additional financing, and our dependence on strategic relationships, among others, and other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31,  2018 filed with the SEC on February 28,  2019.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.  You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	March 31,	December 31,
	2019	2018
	(Unaudited)
Assets
Investments:
Fixed maturities, available for sale, at fair value (amortized cost: $1,161,552 and $1,175,413)	$1,173,384	$1,161,862
Equity securities, at fair value (cost: $143,608 and $142,948)	160,471	148,011
Other invested assets	26,238	23,481
Total investments	1,360,093	1,333,354
Cash and cash equivalents	22,892	37,582
Accounts receivable, net of allowance for doubtful accounts	188,654	190,062
Receivable for securities sold	1,079	1,039
Accrued investment income	9,450	8,420
Receivable from reinsurers related to paid loss and loss adjustment expenses	29,881	13,691
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	109,200	108,398
Ceded unearned premiums	33,537	33,974
Deferred policy acquisition costs	71,905	73,355
Deferred income taxes	2,949	8,749
Equity and deposits in pools	28,505	28,094
Operating lease right-of-use-assets	36,992	—
Other assets	22,881	19,522
Total assets	$1,918,018	$1,856,240

Liabilities
Loss and loss adjustment expense reserves	$581,762	$584,719
Unearned premium reserves	430,389	435,380
Accounts payable and accrued liabilities	53,875	71,896
Payable for securities purchased	5,494	5,156
Payable to reinsurers	18,939	12,220
Taxes payable	8,286	6,090
Operating lease liabilities	36,992	—
Other liabilities	27,219	22,135
Total liabilities	1,162,956	1,137,596

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 17,663,364 and 17,566,180 shares issued	177	176
Additional paid-in capital	198,014	196,292
Accumulated other comprehensive income (loss), net of taxes	9,347	(10,706)
Retained earnings	631,359	616,717
Treasury stock, at cost: 2,279,570 shares	(83,835)	(83,835)
Total shareholders’ equity	755,062	718,644
Total liabilities and shareholders’ equity	$1,918,018	$1,856,240

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018

Net earned premiums	$194,491	$192,033
Net investment income	11,751	10,531
Earnings from partnership investments	835	4,864
Net realized (losses) gains on investments	(164)	1,306
Change in net unrealized gains on equity investments	11,801	(3,482)
Net impairment losses on investments (a)	(220)	—
Finance and other service income	4,085	4,467
Total revenue	222,579	209,719

Losses and loss adjustment expenses	126,027	137,644
Underwriting, operating and related expenses	60,434	60,856
Interest expense	22	22
Total expenses	186,483	198,522

Income before income taxes	36,096	11,197
Income tax expense	6,150	2,072
Net income	$29,946	$9,125

Earnings per weighted average common share:
Basic	$1.97	$0.60
Diluted	$1.95	$0.60

Cash dividends paid per common share	$0.80	$0.80

Number of shares used in computing earnings per share:
Basic	15,140,804	15,045,962
Diluted	15,305,785	15,191,139

(a) No portion of the other-than-temporary impairments recognized in the period indicated were included in Other Comprehensive Income.

Reconciliation of Net Income to Non-GAAP Operating Income

Net income	$29,946	$9,125
Exclusions from net income:
Net realized losses (gains) on investments	164	(1,306)
Change in net unrealized gains on equity investments	(11,801)	3,482
Net impairment losses on investments	220	-
Income tax expense (benefit) on exclusions from net income	2,398	(457)
Non-GAAP operating income	$20,927	$10,844

Net income per diluted share	$1.95	$0.60
Exclusions from net income:
Net realized losses (gains) on investments	0.01	(0.09)
Change in net unrealized gains on equity investments	(0.77)	0.23
Net impairment losses on investments	0.01	-
Income tax expense (benefit) on exclusions from net income	0.16	(0.03)
Non-GAAP operating income per diluted share	$1.36	$0.71

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2019	2018
Written Premiums
Direct	$203,387	$203,733
Assumed	8,245	7,948
Ceded	(21,694)	(21,668)
Net written premiums	$189,938	$190,013

Earned Premiums
Direct	$207,308	$203,819
Assumed	9,315	8,887
Ceded	(22,132)	(20,673)
Net earned premiums	$194,491	$192,033